                    Exhibit 99.3 - Joint Filers' Signatures

                           LIME ROCK PARTNERS V, L.P.

                           By: Lime Rock Partners GP V, L.P., its general partner

                           By: LRP GP V, Inc., its general partner

                               By: /s/ John T. Reynolds                          Date: July 21, 2009
                                   ----------------------------------------------      -------------
                               Name:  John T. Reynolds
                               Title: Director

                           LIME ROCK PARTNERS GP V, L.P.

                               By: LRP GP V, Inc., its general partner

                               By: /s/ John T. Reynolds                          Date: July 21, 2009
                                   ----------------------------------------------      -------------
                                   Name:  John T. Reynolds
                                   Title: Director

                           LRP GP V, INC.

                               By: /s/ John T. Reynolds                          Date: July 21, 2009
                                   ----------------------------------------------      -------------
                                   Name:  John T. Reynolds
                                   Title: Director